As filed with the Securities and Exchange Commission on August 26, 1997
                           Registration No. 333-14867


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         SHEFFIELD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                       13-3808303
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

         30 ROCKEFELLER PLAZA, SUITE 4515
         NEW YORK, NEW YORK                               10112
(Address of principal executive offices)               (Zip Code)


       OPTIONS GRANTED PURSUANT TO THE REGISTRANT'S 1993 STOCK OPTION PLAN

  OPTIONS GRANTED PURSUANT TO THE REGISTRANT'S 1996 DIRECTORS STOCK OPTION PLAN

         OPTIONS GRANTED TO DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS
      AND ADVISORS OF THE COMPANY PURSUANT TO OTHER EMPLOYEE BENEFIT PLANS
                                OF THE REGISTRANT
                            (Full Title of the Plan)



                                 DOUGLAS R. EGER
                                    CHAIRMAN
                         SHEFFIELD PHARMACEUTICALS, INC.
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                     (Name and Address of agent for service)

                                 (212) 957-6600
          (Telephone number, including area code, of agent for service)



                                 WITH A COPY TO:
                            DANIEL J. GALLAGHER, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                  Sheffield Pharmaceuticals, Inc. (formerly Sheffield Medical Technologies Inc.) (the "Company") hereby deregisters 40,000 shares of its Common Stock originally registered under this Registration Statement as filed with the Securities and Exchange Commission on October 25, 1996. Such shares were reflected as having a proposed maximum offering price of $5.50 per share in the "Calculation of Registration Fee" table of such Registration Statement. Such shares were never issued by the Company.




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 26, 1997.

                                                 SHEFFIELD PHARMACEUTICALS, INC.


Dated:  August 26, 1997                          /S/ LOREN G. PETERSON
                                                 -------------------------------
                                                 Loren G. Peterson
                                                 Chief Executive Officer



      SIGNATURE                       TITLE                        DATE


/S/ DOUGLAS R. EGER
-----------------------------   Director and Chairman         August 26, 1997
         Douglas R. Eger


/S/ LOREN G. PETERSON
-----------------------------   Director and Chief            August 26, 1997
         Loren G. Peterson      Executive Officer


/S/ THOMAS FITZGERALD
-----------------------------  Director, President and        August 26, 1997
         Thomas Fitzgerald     Chief Operating Officer

/S/ JOHN M. BAILEY
-----------------------------  Director                       August 26, 1997
         John M. Bailey


/S/ DIGBY W. BARRIOS
-----------------------------  Director                       August 26, 1997
         Digby W. Barrios


/S/ GEORGE LOMBARDI
-----------------------------  Vice President, Chief          August 26, 1997
         George Lombardi       Financial Officer,
                               (Chief Financial and
                               Chief Accounting
                               Officer)





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